EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Ocean Power Technologies, Inc. (the “Company”) for the period ended April 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Charles F. Dunleavy, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Charles F. Dunleavy
Charles F. Dunleavy
Chief Financial Officer

Date: July 27, 2007

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INCORPORATED

Date: July 27, 2007

By:
George W. Taylor
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

George W. Taylor	Director, Chief Executive Officer (Principal Executive Officer)	July 27, 2007

Seymour S. Preston III	Chairman of the Board of Directors	July 27, 2007

Charles F. Dunleavy	Director, Chief Financial Officer, Senior Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	July 27, 2007